Exhibit 10.2

AGREEMENT

AGREEMENT dated this 22nd day of January 2007, by and between SOLUTIONS MECHANICAL, INC. (hereinafter “SMI”), a Nevada Corporation, with offices located at 2702 Pebble Creek Drive, Pearland, TX 77581, Jeffery Thompson, President of SMI and Gary B. Wolff, P.C., counsel to SMI, with offices located at 805 Third Avenue, New York, New York.

WHEREAS, SMI is preparing to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 which Registration Statement indicates in Part II, Item 25, offering expenses approximating  sixty five thousand  ($65,000) dollars  of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses; and

WHEREAS, SMI has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within six (6) months of the date of the SMI prospectus, SMI’s President agrees to loan SMI the funds to cover the balance of outstanding professional and related fees relating to SMI’s prospectus if the professionals involved insist on cash payments.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when SMI has the financial resources to do so.  Gary B. Wolff, P.C., SMI’s counsel by signing this Agreement agrees in full to defer his legal fees in the manner set forth in this Agreement.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 22nd day of January 2007.

SOLUTIONS MECHANICAL, INC..

By: /s/ Jeffery Thompson

Jeffery Thompson, President

By: /s/ Jeffery Thompson

Jeffery Thompson, Individually

GARY B. WOLFF, P.C.

By: /s/ Gary B. Wolff

Gary B. Wolff, President

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